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                                                                   Exhibit 10(a)
                                                                  CONFORMED COPY

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                             RECEIVABLES AGREEMENT



                                    BETWEEN


                           J. C. PENNEY COMPANY, INC.



                                      AND



                       J. C. PENNEY FINANCIAL CORPORATION


                                                            AMENDED AND
                                                            RESTATED AS OF
                                                            JANUARY 29, 1980



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                           J. C. PENNEY COMPANY, INC.
                          1301 AVENUE OF THE AMERICAS
                              NEW YORK, N.Y. 10019

                                        As of January 29, 1980

J.C. PENNEY FINANCIAL CORPORATION
P.O. Box 3999
Wilmington, Delaware 19807

Dear Sirs:

         In the course of our business of selling merchandise at retail throughout the United States, a portion of our sales is made on an installment payment basis pursuant to credit agreements with our customers. Said credit agreements are hereinafter called the Credit Agreements. At our offices listed on Exhibit A hereto we maintain the Credit Agreements and all instruments and records applicable to our credit sales. Account records at each office show balances due from each customer served by that office under outstanding Credit Agreements.

         We hereby offer to sell to you, upon the terms and conditions hereinafter set forth, unpaid obligations of our customers under Credit Agreements.

         As used in this Agreement, the term "Customer Obligation" shall mean as of any date the total recorded unpaid amount of the obligations (including assessed finance charges) of a customer under a Credit Agreement, whether or not all or part of such obligations shall have been conveyed to you hereunder, but such term shall not include: (i) any Defaulted Obligation (as hereinafter defined), or (ii) any Customer Obligation which we have conveyed, or are obligated, pursuant to a contract as to which no event of termination has occurred or is claimed to have occurred, to convey to any party other than you; the term "Conveyed Customer Obligation" shall mean as of any date the amount of a Customer Obligation conveyed to you hereunder, but such term shall not include any Conveyed Defaulted Obligation (as hereinafter defined); the term "Defaulted Obligation" shall mean as of any date an obligation which would otherwise be a Customer Obligation, except that as of such date a portion of the customer's balance is more than 180 days past due or the customer is, in our reasonable judgment, unable to make further payment; the term "Conveyed Defaulted Obligation" shall mean as of any date any Conveyed Customer Obligation which has become a Defaulted Obligation; and the term "Adjustments" shall mean any adjustments pursuant to paragraph 3 hereof.

         1. Conveyance and Ownership of Obligations. (a) Promptly after the end of each interim accounting period mutually agreed upon from time to time by you and us (each such interim accounting period hereinafter called an Accounting Period) and at such other times during the term of this Agreement as may be mutually agreed upon by you and us, we will convey to you, and you will purchase, as hereinafter provided, all our right, title and interest in and to such dollar amount of Customer Obligations (not theretofore conveyed to you) outstanding as of the end of the last complete Accounting Period as shall be specified in the instrument effecting such conveyance.

         (b) At any time during the term of this Agreement, you shall own a portion equal to Your Share (as hereinafter defined) as of such date of each Customer Obligation outstanding as of the end of the last complete Accounting Period. As used in this Agreement, the words "Your Share" shall mean at any time during an Accounting Period the percentage which the amount of Conveyed Customer Obligations outstanding at such date shall bear to the total amount of Customer Obligations outstanding as of the end of the last complete Accounting Period. For the purposes of this Agreement, the amount of Customer Obligations outstanding at any time during an Accounting Period shall be determined as of the end of the last complete Accounting Period, after giving effect to the settlement as of the end of such last complete Accounting Period pursuant to paragraph 4 hereof.

         (c) If, as of the end of any Accounting Period during the term hereof, you shall not have purchased any Customer Obligations pursuant to subparagraph (a) of this paragraph 1 or shall not have so purchased a sufficient dollar amount of Customer Obligations to maintain or increase Your Share of all Customer Obligations, you agree to release to us your interest in Customer Obligations in excess of Your Share (determined as of the end of such Accounting Period after giving effect to the settlement as of the end of such Accounting Period pursuant to paragraph 4 hereof), and we agree, in consideration of such release, to convey to you a like amount of Customer Obligations recorded since the beginning of such Accounting Period, so that you will own the same percentage interest in each Customer Obligation outstanding as of the end of such Accounting Period. Each such release and conveyance will be made in connection with a settlement pursuant to paragraph 4 hereof and shall be effective as of the end of the Accounting Period with respect to which such settlement is being made.

         (d) Any conveyance to you of Customer Obligations pursuant to subparagraph (a) of this paragraph 1 and any release and conveyance pursuant to subparagraph (c) of this paragraph 1 shall be accomplished by the delivery to you and acceptance by you at your office in Wilmington, Delaware, of an instrument in substantially the form annexed hereto as Exhibit B.

         2. Purchase Price; Deferred Discount. (a) The purchase price at which you shall acquire, as of the end of any Accounting Period, Conveyed Customer Obligations shall be the dollar amount





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(hereinafter called the Stated Amount) of such Conveyed Customer Obligations;
provided, however, that a portion of such purchase price equal to the lesser of
(x) 5% of the Stated Amount of the Conveyed Customer Obligations then being purchased by you or (y) the amount, if any, required to increase the amount in the Contract Reserve Account (as hereinafter defined), after giving effect to such purchase and all Adjustments being made as of the date of purchase, to 5% of the total amount of Conveyed Customer Obligations outstanding on the date of such purchase, shall be retained by you in an account (herein called the Contract Reserve Account) to be set up on your books and used in the manner described in paragraph 3 hereof, and the balance of such purchase price shall be paid to us.

         (b) In lieu of allowing you at the time of conveyance a discount on the purchase price of Conveyed Customer Obligations acquired by you, we will pay you in connection with the settlement after the end of each Accounting Period commencing with the next immediately succeeding Accounting Period, with respect to Conveyed Customer Obligations owned by you during such Accounting Period, such amount of deferred discount as shall be agreed upon by you and us, except that if you and we shall fail to agree, we will pay you as such deferred discount an amount equal to 1/2 of 1% of the average daily closing balance of Conveyed Customer Obligations owned by you during such Accounting Period, less the average daily closing balance of the Contract Reserve Account during such Accounting Period.

         3. Adjustments. Promptly after the end of each Accounting Period, the following Adjustments shall be made (which Adjustments shall be deemed to be made immediately prior to the end of such Accounting Period):

                 (a) Collections. You shall be credited, on account of the amount of Conveyed Customer Obligations owned by you immediately prior to the end of such Accounting Period, with Your Share (determined immediately prior to the end of such Accounting Period) of total collections by us of Customer Obligations during such Accounting Period. If any amounts are collected during such Accounting Period with respect to Defaulted Obligations, Your Share (determined immediately prior to the end of such Accounting Period) of such collections shall be credited to the Contract Reserve Account.

                 (b) Returned, Rejected and Repossessed Merchandise. If merchandise to which Customer Obligations relate shall have been returned or rejected by, or repossessed from, customers during such Accounting Period, we will pay to you, in reduction of the amount of Conveyed Customer Obligations owned by you immediately prior to the end of such Accounting Period, Your Share (determined





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         immediately prior to the end of such Accounting Period) of the amount remaining to be paid by such customers with respect to such merchandise so returned, rejected or repossessed. If any returned, rejected or repossessed merchandise, the sale of which gave rise to a Customer Obligation which has become a Defaulted Obligation, is sold by us during such Accounting Period, Your Share (determined immediately prior to the end of such Accounting Period) of the proceeds of such sale shall be credited to the Contract Reserve Account.

                 (c) Breach of Warranties; Indemnities. If, in such Accounting Period, any breach of a warranty contained in paragraph 5 hereof shall have occurred or any amount on account of a Customer Obligation shall have become due to you under the indemnity contained in paragraph 6 hereof, we will pay to you, in reduction of the amount of Conveyed Customer Obligations owned by you immediately prior to the end of such Accounting Period or, if said breach of warranty or indemnity shall be with respect to a Conveyed Defaulted Obligation theretofore charged against the Contract Reserve Account, we will credit to said Account, the amount by which you have been damaged as a result of such breach of warranty or the amount due under such indemnity, as the case may be.

                 (d) Defaulted Customer Obligations. If, in such Accounting Period, any Customer Obligations shall have become Defaulted Obligations, Your Share (determined immediately prior to the end of such Accounting Period) of the amount remaining to be paid on account of such Defaulted Obligations shall be excluded from the amount of Conveyed Customer Obligations outstanding immediately prior to the end of such Accounting Period, and you shall reimburse yourself for the sum so excluded by charging such sum to the Contract Reserve Account (to the extent thereof). Any charge to the Contract Reserve Account in accordance with the provisions of this Agreement will be made regardless of whether any deficit results. We shall not be liable for payment of any deficit, but any subsequent credits to the Contract Reserve Account shall be first credited against any such deficit.

         Notwithstanding the foregoing, in case of a termination pursuant to paragraph 11 hereof, (i) the percentage which shall constitute Your Share for the purposes of this paragraph 3 with respect to any Accounting Period ending after the effective date of such termination shall be the percentage constituting Your Share on the effective date of such termination and (ii) the Adjustments which shall thereafter be made pursuant to this paragraph 3 shall relate only to Customer Obligations outstanding on the effective date of such termination.





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         4.      Settlement.  (a)  As promptly as practicable after the end of each Accounting Period, we will deliver to you a Settlement Statement in substantially the form annexed hereto as Exhibit C showing settlements to be made as of the end of such Accounting Period. The balance due between you and us shall thereupon be settled by payment in appropriate funds. All Adjustments with respect to any Accounting Period shall for all purposes hereof be deemed to have been made immediately prior to the end of such Accounting Period and at no other time. Each conveyance, and each release and conveyance, made at the time of the settlement for an Accounting Period covered by a Settlement Statement shall for all purposes hereof be deemed to have been made as of the end of such Accounting Period.

         (b) If, as of the end of any Accounting Period, after giving effect to all settlements as of such time pursuant to subparagraph (a) of this paragraph 4, the amount in the Contract Reserve Account shall exceed 5% of the total amount of Conveyed Customer Obligations outstanding as of such time, the excess shall be promptly returned by you to us; provided, however, that no such return shall be made of any excess in the Contract Reserve Account arising after the effective date of a termination pursuant to paragraph 11 hereof so long as any Conveyed Customer Obligations shall be outstanding.

         5. Representations and Warranties. We hereby represent and warrant to you as follows:

                 (a) the figures set forth in each Settlement Statement delivered to you hereunder will be true and correct (subject to minor adjustments);

                 (b) at the time of conveyance of Conveyed Customer Obligations, such Conveyed Customer Obligations will, to our knowledge, represent valid and legally enforceable obligations of customers in connection with sales of merchandise or services payable in accordance with the terms of their respective Credit Agreements;

                 (c) each instrument of conveyance executed and delivered to you by us hereunder will convey to you our entire right, title and interest in and to the Conveyed Customer Obligations covered by such instrument and the proceeds of collection thereof, in each case free and clear from claims of any third parties, except to the extent of any actions or infirmities on your part;

                 (d) at the time of conveyance of Conveyed Customer Obligations, such Conveyed Customer Obligations will be free and clear of all liens and encumbrances whatsoever and will not be the subject of any offset, counterclaim or other defense;





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                 (e)      to our knowledge at the time of conveyance of
         Conveyed Customer Obligations, such Conveyed Customer Obligations will conform with any and all applicable laws, official rulings and regulations; and

                 (f) at the time of conveyance of Conveyed Customer Obligations, all obligations to be performed by us or by any other person under or in connection with such Conveyed Customer Obligations, including obligations with respect to the merchandise or services the sale or performance of which gave rise to any of such Conveyed Customer Obligations, will have been or will promptly be fulfilled.

         6. Authority to Collect, Repossess and Adjust. We shall at our own cost and expense: (a) endeavor to collect, or cause to be collected, from our customers as and when due any and all amounts owing under or on account of Conveyed Customer Obligations (including Conveyed Defaulted Obligations) and
(b) take, or cause to be taken, such action to repossess merchandise and to enforce rights under Conveyed Customer Obligations (including Conveyed Defaulted Obligations) as we may deem proper, it being understood that we shall have the right, without your consent, to assign all such services or to subcontract various aspects of such services, including clerical, data processing and statement mailing, provided that we shall remain liable for the performance of such assignee or subcontractor pursuant to the terms hereof.

         We may allow, or cause to be allowed, such adjustments to customers under Conveyed Customer Obligations (including Conveyed Defaulted Obligations), regardless of whether accompanied by the return or rejection of all or any part of the merchandise relating thereto, as we may determine to be right or proper, whether by reason of sound merchandising policy, or to facilitate maximum collections or otherwise, under Conveyed Customer Obligations (including Conveyed Defaulted Obligations) and may receive, or cause to be received, such merchandise as may be returned or rejected by, or repossessed from, customers. In acting with respect to Conveyed Customer Obligations (including Conveyed Defaulted Obligations), we will comply with all laws, official rulings and regulations and will indemnify and hold you harmless from and against any and all penalties or losses which might be incurred by you as the result of our failure to comply therewith.

         In giving notice of termination pursuant to paragraph 11 hereof, or any time after the giving of such notice, you may by written notice revoke all or any of our authority under this paragraph 6 with respect to Conveyed Customer Obligations and Conveyed Defaulted Obligations, and, upon request in writing from you, unless we shall have repurchased Conveyed Customer Obligations and Conveyed Defaulted Obligations at a mutually agreed upon price pursuant to paragraph 9 hereof or otherwise, (i) we shall at our





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own cost and expense, promptly notify, or cause to be notified, all customers whose Conveyed Customer Obligations and Conveyed Defaulted Obligations are outstanding on the effective date of such termination of your ownership of Your Share thereof (determined as provided in the last subparagraph of paragraph 3 hereof), instructing said customers thereafter to make payments of said portion of their then existing Conveyed Customer Obligations and Conveyed Defaulted Obligations to you or to whomsoever you may designate, (ii) all bills thereafter rendered by us to customers with respect to Conveyed Customer Obligations and Conveyed Defaulted Obligations outstanding on the effective date of such termination shall, to the extent practicable, show separately the proportion of each payment and of the aggregate obligation to be paid by each customer to each of you and us, respectively, and (iii) you may deduct from any amounts otherwise due us hereunder any costs which you incur in collecting or otherwise enforcing Conveyed Customer Obligations and Conveyed Defaulted Obligations.

         At all times during and after the term of this Agreement, you will keep information concerning our customers confidential.

         7. Records; Notices of Assignment. (a) We will (i) hold in trust and safely keep such documents as may be required for the enforcement of Conveyed Customer Obligations and Conveyed Defaulted Obligations from time to time owned by you; (ii) keep such accounts and other records as will enable you to determine at any time the status of the Conveyed Customer Obligations and Conveyed Defaulted Obligations from time to time owned by you; (iii) permit you during normal business hours to inspect, audit, check and make abstracts from our accounts, records, correspondence and other papers pertaining to Conveyed Customer Obligations and Conveyed Defaulted Obligations; and (iv) deliver to you, upon your request and at our own cost and expense, any of said accounts, records, correspondence and other papers as you may deem essential to enable you to enforce your rights with respect to Conveyed Customer Obligations and Conveyed Defaulted Obligations.

         (b) So long as you shall own any Conveyed Customer Obligations and if you shall request, we shall mark appropriate master control accounts at each office listed on Exhibit A with words indicating those accounts or portions of accounts which have been assigned to you pursuant to this Agreement. In addition, we shall post such other notices as you reasonably request of conveyances pursuant to this agreement on our account records, on the receptacles in which such records are maintained or in the rooms in which such records are maintained.

         8. Recording. Unless you request us in writing to do so, we shall not be obligated to file or record in any public office any instrument relating to Conveyed Customer Obligations (including Conveyed Defaulted Obligations) or the conveyance to you of Conveyed Customer Obligations (including Conveyed Defaulted





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Obligations).  Any filing or recording by you or us will be at our expense.  In the event that there is any such filing or recording, upon any reconveyance in accordance with this Agreement, appropriate termination statements or other instruments evidencing such reconveyance will be filed at our expense.

         9. Reconveyance. (a) At any time, and from time to time, at our request, you will sell and reconvey to us, on and as of the date specified in our request, and we will purchase from you, all your right, title and interest in, to and under all or any portion of Conveyed Customer Obligations and Conveyed Defaulted Obligations arising out of Credit Agreements assigned to one or more of our billing cycles as we shall designate ("Reconveyed Customer Obligations"). The purchase price at which we shall acquire Reconveyed Customer Obligations shall be their Stated Amount on such date, subject to adjustments in accordance with paragraph 2 hereof. As used in this Agreement, the term "billing cycle" shall mean all Customer Obligations arising out of Credit Agreements assigned from time to time by us in accordance with our customary procedures for billing as of the end of the approximately monthly time interval for which a periodic billing statement of charges and credits is rendered to a customer.

         (b) Any reconveyance by you to us of Conveyed Customer Obligations and Conveyed Defaulted Obligations pursuant to subparagraph (a) of this paragraph 9 shall be accomplished by the delivery by you of an instrument in substantially the form annexed hereto as Exhibit D.

         10. Waivers. We hereby waive any failure or delay on your part in asserting or enforcing any of your rights or in making any claims or demands hereunder.

         11. Termination. This Agreement (except as it relates to Conveyed Customer Obligations and Conveyed Defaulted Obligations owned and not reconveyed by you on the effective date of termination) may be terminated by either party hereto by giving the other party prior written notice of such termination. No such termination shall affect any rights of the parties accruing up to the date of such termination.

         12. Loans. From time to time upon request from us, you may make loans to us, in amounts and at interest rates to be mutually agreed upon.

         13. Successors. The covenants, representations, warranties and agreements herein set forth shall be binding upon ourselves and our successors, and shall inure to your benefit and to that of your successors.





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         14.     Governing Law.  This Agreement has been entered into under, and shall be governed in all respects by, the laws of the State of Delaware.

         If our foregoing proposal is agreeable to you, please so indicate by signing the enclosed copy and returning it to us, whereupon this Agreement shall become effective as of the date set forth on the first page hereof.

                                        Very truly yours,

                                        J. C. PENNEY COMPANY, INC.


                                        /s/ PAULL F. HUBBARD
                                        By Paull F. Hubbard
                                              Treasurer

Agreed to:

J. C. PENNEY FINANCIAL CORPORATION


/s/ PHILIP G. RICKARDS
By Philip G. Rickards
       President





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                                   EXHIBIT A


                            CREDIT REGIONAL OFFICES




715 Peachtree Street, N.E.                 P.O. Box 31
Atlanta, Georgia 30308                     Mission, Kansas 66276

P.O. Box 4444                              2150 Franklin Street
Buena Park, California 90624               Oakland, California 94612

One IBM Plaza                              7 Parkway Center
Chicago, Illinois 60611                    Pittsburgh, Pennsylvania 15262

P.O. Box 65                                P.O. Box 3665
Dallas, Texas 75221                        Portland, Oregon 97208

P.O. Box 1559                              G.P.O. Box 4788
Denver, Colorado 80222                     San Juan, Puerto Rico 00936

P.O. Box 1560                              Four Echelon Plaza
Minneapolis, Minnesota 55440               Voorhees, New Jersey 08043





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                                                                       EXHIBIT B
                           J. C. PENNEY COMPANY, INC.
                          1301 AVENUE OF THE AMERICAS
                             NEW YORK, N. Y. 10019
                                                                 (A)         ,19
J. C. PENNEY FINANCIAL CORPORATION
P. O. Box 3999
Wilmington, Delaware  19807

Dear Sirs:

     This letter is being delivered to you pursuant to the Amended and Restated Agreement between us dated as of January 29, 1980 (all terms used herein which are defined in said Agreement being used herein as so defined).

         (B) (1) The undersigned hereby assigns to you, pursuant to
paragraph 1(a) of said Agreement, $       of Customer Obligations outstanding
as of the close of business on        (C)         .

         (B  (2) The purchase price of said Stated Amount of Conveyed
Customer Obligations is $          .

         (3) (As a result of the foregoing conveyance and) after giving effect to all Adjustments to date, you own as of the close of business on the
date hereof $         of Conveyed Customer Obligations constituting     (D)
% of the total of $       Customer Obligations outstanding as of the close of
business on          (C)       .  Therefore, Your Share of each such
outstanding Customer Obligations is   (D)  %.

         (E)  (4) (Because you have not purchased any Customer Obligations as of the date hereof,) (After giving effect to the purchase by you of Customer
Obligations as of the date hereof,) Your Share has decreased from        % to
(D)      %.  In order that you shall own   (D)   % of each Customer Obligation
outstanding as of the close of business on the date hereof, you hereby release
to us your interest in Customer Obligations in excess of   (D)   % and we
hereby assign to you a like amount of Customer Obligations recorded since the end of the last complete Accounting Period.

         (5) This instrument shall become effective as of the close of business on the date hereof upon your acceptance hereof.

                                        Very truly yours,

                                        J. C. PENNEY COMPANY, INC.

                                           By.................................
Accepted at Wilmington, Delaware,                           (Title)
this     day of              ,19

J. C. PENNEY FINANCIAL CORPORATION

    By........................
              (Title)

         (A) Insert last date of the respective Accounting Period, or, in the case of a conveyance as of a date other than the end of an Accounting Period, such other date as shall be mutually agreed upon.
         (B) Include only if Customer Obligations are being conveyed
         pursuant to paragraph I (a) of the Letter Agreement.  (c)     If
         letter is dated as of the end of an Accounting Period, insert "the date hereof"; otherwise insert date of end of last Accounting Period.
         (D) The new percentage constituting Your Share.
         (E) Include only if Your Share decreases and readjustment is made pursuant to paragraph 1(c) of the Agreement.


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                                                                      EXHIBIT C


                   SETTLEMENT STATEMENT AS OF ________, 19__
                      FOR THE ________ ACCOUNTING PERIOD
PURSUANT TO AMENDED AND RESTATED RECEIVABLES AGREEMENT DATED AS OF JANUARY 29, 1980 BETWEEN J. C. PENNEY COMPANY, INC. AND J. C. PENNEY FINANCIAL CORPORATION

                             CUSTOMER OBLIGATIONS
                             --------------------

1.   Customer Obligations outstanding as of end of prior
     Period (item 11 previous report) ..................    $________




5.   Collections and other Adjustments on Customer
     Obligations during Period..........................    $________

6.   Customer Obligations which became Defaulted
     Obligations during Period..........................    $________

7.   Collections and other Adjustments on Defaulted
     Obligations during Period..........................    $========

8.   Total deductions during Period
     (items 5 plus 6)...................................    $________

9.   Balance of Customer Obligations immediately prior
     to end of Period (item 1 less item 8)..............    $========

10.  Amount of Customer Obligations created during
     Period.............................................    $________

11.  Total Customer Obligations as of end of Period
     (item 9 plus 10)...................................    $========


                         CONVEYED CUSTOMER OBLIGATIONS
                         -----------------------------

21.  Conveyed Customer Obligations outstanding as of end
     of prior Period (item 31 previous report)..........    $________

22.  Conveyed Customer Obligations conveyed during
     Period.............................................    $________


23.  Total Conveyed Customer Obligations immediately
     prior to end of Period (item 21 plus 22)...........    $________

24.  Your Share determined immediately prior to end of              %
     Period (% which item 23 bears on item 1)...........    =========

25.  Collections and other Adjustments or Conveyed
     Customer Obligations during Period (Your Share
     of item 5).........................................    $________

26.  Conveyed Customer Obligations which became Conveyed
     Defaulted Obligations during Period (Your Share of
     item 6)............................................    $________


28.  Total deductions during Period (item 25
     plus 26)...........................................    $________

29.  Balance of Conveyed Customer Obligations
     immediately prior to end of Period (item 23 less
     item 28)...........................................    $========

30.  Amount of Conveyed Customer Obligations conveyed
     as of end of Period................................    $________

31.  Total Conveyed Customer Obligations as of end of
     Period (items 29 plus 30)..........................    $========

32.  Your Share as of end of Period (% which item 31                %
     bears to item 11)..................................    _________



                           CONTRACT RESERVE ACCOUNT
                           ------------------------

41.  Balance as of end of prior Period (item 54 from
     previous report)...................................    $________

42.  Amount credited to Reserve during Period (5% of
     item 22)...........................................    $________

43.  Total Reserve immediately prior to end of Period
     (items 41 plus 42).................................    $========



46.  Charge against Reserve (item 26)...................    $________

47.  Collections and other Adjustments on Conveyed
     Defaulted Obligations during Period (Your Share of
     item 7)............................................    $========

49.  Balance in Reserve immediately prior to end of
     Period (item 43 plus item 47, less item 46)........    $========

50.  5% of item 30......................................    $________

51.  5% of item 31......................................    $________

52.  The excess, if any, of item 51 over item 49........    $________

53.  If item 49 exceeds item 51, the amount of such
     excess.............................................    $________

54.  Balance in Reserve as of end of Period (item 49
     less any amount entered under item 53, otherwise
     item 49 plus the smaller of item 50 or 52).........    $========


                                  SETTLEMENT
                                  ----------
                                                               DUE
                                                              J.C.P      DUE
                                                            CO., INC. J.C.P.F.C.
                                                            --------- ----------






65.  Amount of item 25..................................       XXX     $________


67.  Amount of item 47 (for credit to Reserve)..........       XXX     $________

69.  Deferred Discount..................................       XXX     $________

70.  Amount of item 30, less the smaller of item 50
     or 52..............................................    $________     XXX

73.  Amount of item 53..................................    $________     XXX

75.  Totals.............................................    $========  $========

76.  Net balance due J.C.P. Co., Inc. ..................    $________

77.  Net balance due J.C.P.F.C. ........................               $________



Initials
J.C.P. Co., Inc. ___________

J.C.P.F.C. _______________

                                                                       EXHIBIT D



                          BILL OF SALE AND ASSIGNMENT

     FOR VALUE RECEIVED, J.C. Penney Financial Corporation ("Seller"), pursuant to paragraph 9 of the Amended and Restated Receivables Agreement dated as of January 29, 1980 ("Receivables Agreement") between Seller and J.C. Penney Company, Inc. ("Purchaser"), hereby sells, assigns and transfers to Purchaser all Seller's right, title and interest in, to and under all Conveyed Customer Obligations and Conveyed Defaulted Obligations outstanding at the close of
business on                      arising as a result of sales of merchandise
            --------------------
and services pursuant to Credit Agreements assigned by Purchaser to its billing
cycle               .
      --------------

     For the consideration set forth above, Seller covenants with Purchaser that it will do, execute and deliver, or will cause to be done, executed and delivered, all such further transfers, assignments, conveyances, powers of attorney, and other acts and assurances necessary or desirable for the better assuring, conveying and confirming to Purchaser the property hereby assigned, transferred and conveyed which Purchaser shall reasonably require.

     Seller warrants that since the date of purchase from Purchaser of such Conveyed Customer Obligations and Conveyed Defaulted Obligations, there are no liens, encumbrances or rights of others in and to any such Conveyed Customer Obligations and Conveyed Defaulted Obligations arising out of or resulting from any act, direct or indirect, by it.

     All terms used herein which are defined in the Receivables Agreement are used herein as so defined.


Dated:


                       J. C. PENNEY FINANCIAL CORPORATION



                       By
                           ------------------------------
                                        (Title)




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